Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE

41 Perimeter Center East, Suite 400    Atlanta, Georgia 30346    (770) 481-0305    FAX (770) 901-9550

For Immediate Release

Contact:
Investor Relations
(866) 277-3965

JAMESON INNS, INC. SCHEDULES RELEASE OF FOURTH QUARTER AND

FISCAL YEAR ENDED DECEMBER 31, 2005 FINANCIAL RESULTS AND

CONFERENCE CALL

Atlanta, GA (February 27, 2006) – Jameson Inns, Inc. (NASDAQ: JAMS), owner of Jameson Inn and Signature Inn hotels today announced that the Company will release financial results for its fourth quarter and fiscal year ended December 31, 2005, on Monday, March 6, 2006 at approximately 4:00 P.M. (Eastern). Senior management will hold a conference call at 5:00 P.M. (Eastern) on the same day.

A live audio of the call will be accessible to the public by calling US/Canada Dial-In #: (800) 811-8824 or International/Local Dial-In #: (913) 981-4903. Callers should dial in approximately 5 minutes before the call begins. The call is also available via the internet at www.jamesoninns.com.

A conference call replay will be available one hour following the call for seven days and can be accessed by calling: (888) 203-1112 (U.S. Callers) or (719) 457-0820 (International Callers) Conference ID 5048272. A replay of the conference call will also be available for thirty days following the call at www.jamesoninns.com.